FOR IMMEDIATE RELEASE

Contacts:

Ray Davis                                                               Ron Farnsworth

President/CEO                                                        EVP/Chief Financial Officer

Umpqua Holdings Corporation                                  Umpqua Holdings Corporation

503-727-4101                                                          503-727-4108

raydavis@umpquabank.com                                     ronfarnsworth@umpquabank.com

UMPQUA HOLDINGS REPORTS FOURTH QUARTER & FULL YEAR 2009 RESULTS

Net loss available to common shareholders of $0.34 per share for fourth quarter

Non-performing assets ended the quarter at 2.38% of total assets

Deposits increased $225 million, or 3%, during fourth quarter, and 13% for full year

Non-interest bearing demand deposits increased 5% during fourth quarter, 12% for full year

Reduction in loans past due 30-89 days of 10% during fourth quarter, 30% for full year

PORTLAND, Ore. – January 28, 2010 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Umpqua Investments, Inc. today announced a fourth quarter 2009 net loss of $26.7 million.  Including preferred stock dividends of $3.2 million, the net loss available to common shareholders was $29.9 million, or $0.34 per diluted share.  For the full year 2009, the Company reported a net loss of $153.4 million.  Including preferred stock dividends of $12.9 million, the net loss available to common shareholders was $166.3 million, or $2.36 per diluted share.  Operating loss, defined as earnings available to common shareholders before merger related expenses, net of tax, and goodwill impairment, was $54.1 million for the year ended 2009, or $0.77 per diluted share.  Operating income or loss is considered a “non-GAAP” financial measure.  More information regarding this measurement and reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Significant financial statement items for the fourth quarter of 2009 include:

•         Provision for loan losses of $68.6 million;

•         Total net charge-offs of $64.1 million;

•         The allowance for credit losses increased from 1.71% to 1.81% of total loans during the fourth quarter;

•         Non-performing assets ended the quarter at $223.6 million, or 2.38% of total assets, resulting in part from reclassification of portion of restructured loans to non-accrual status;

•         Loans past due 30-89 days declined 10% on a sequential quarter basis;

•         Total deposits increased $225 million, or 3%, on a sequential quarter basis;

•         Net interest income of $85 million, an increase of 3% on a sequential quarter basis;

•         Net interest margin, on a tax equivalent basis, increased during the quarter to 4.06%;

•         The cost of interest bearing deposits for the fourth quarter was 1.35%, a decrease of 15 basis points from the third quarter of 2009;

•         Mortgage banking revenue was $4.1 million on closed mortgage loan volume of $172 million;

•         Loss on fair value of junior subordinated debentures of $3.7 million during the fourth quarter of 2009;

•         Net loss on other real estate owned was $9.1 million during the fourth quarter of 2009;

•         Tangible common equity ratio of 8.27% and tangible book value per common share of $8.33; and

•         Total risk based capital of 17.07%.

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

“During this past quarter the Company experienced the continuation of core deposit growth, strong results from our residential mortgage lending division, and a steady net interest margin,” said Ray Davis, president and CEO of Umpqua Holdings Corporation. “Unfortunately these successes have been overshadowed by continued earnings pressure from our credit quality numbers resulting in a loss for the period due to economic issues that have plagued our industry for the last several years.  Our management team continues to actively deal with troubled credits and is focused on returning the company to normalized earnings, as the country emerges from the national recession.”

Asset quality

Non-performing assets were $223.6 million, or 2.38% of total assets, as of December 31, 2009, compared to $156.0 million, or 1.70% of total assets as of September 30, 2009, and $161.3 million, or 1.88% of total assets as of December 31, 2008.  Of this amount, $5.9 million represented loans past due greater than 90 days and still accruing interest, $193.1 million represented non-accrual loans, and $24.6 million was other real estate owned (OREO).

The Company has aggressively charged-down impaired assets to their disposition values, and they are expected to be resolved at those levels, absent further declines in market prices.  As of December 31, 2009, the non-performing assets of $223.6 million have been written down by 41%, or $154.8 million, from their original balance of $378.4 million.

The provision for loan losses for the fourth quarter of 2009 was $68.6 million.  Total net charge-offs for the fourth quarter of 2009 were $64.1 million, which represented 4.19% of average loans on an annualized basis.  The allowance for credit losses increased to 1.81% of total loans as of December 31, 2009, compared to 1.71% of total loans as of September 30, 2009 and 1.58% of total loans as of December 31, 2008.

Loans past due 30-89 days were $41.5 million, or 0.69% of total loans as of December 31, 2009, down 10% from $46.1 million as of September 30, 2009, and down 30% from $59.1 million as of December 31, 2008.

Since 2007, the Company has been aggressively resolving problems arising from the current economic downturn.  The following is a recap of the Company’s credit quality trends since the start of 2007:

  Credit quality trends

(Dollars in thousands)
	Provision	Net	Allowance		Non-performing
	for	charge-offs	for credit losses	30-89 days	assets to
	loan loss	(recoveries)	to loans %	past due %	total assets %
Q1 2007	$83	$(90)	1.14%	0.17%	0.18%
Q2 2007	3,413	31	1.17%	0.56%	0.59%
Q3 2007	20,420	865	1.47%	0.99%	0.96%
Q4 2007	17,814	21,188	1.42%	0.64%	1.18%
Q1 2008	15,132	13,476	1.45%	1.13%	1.06%
Q2 2008	25,137	37,976	1.22%	0.31%	1.25%
Q3 2008	35,454	15,193	1.54%	1.16%	1.66%
Q4 2008	31,955	30,072	1.58%	0.96%	1.88%
Q1 2009	59,092	59,871	1.58%	1.47%	1.82%
Q2 2009	29,331	26,047	1.63%	0.80%	1.73%
Q3 2009	52,108	47,342	1.71%	0.76%	1.70%
Q4 2009	68,593	64,072	1.81%	0.69%	2.38%
Total	$358,532	$316,043

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

Loan portfolio

Construction loan portfolio

Total construction loans as of December 31, 2009 decreased 17% from September 30, 2009, and decreased 32% from December 31, 2008.  Within the construction loan portfolio, the residential development loan segment was $225.8 million, or 4% of the total loan portfolio.  Of this amount, $45.5 million represented non-performing loans, and $180.3 million represented performing loans, which were 3% of the total loan portfolio.  The residential development loan segment has decreased $158 million, or 41%, from December 31, 2008.

The remaining $393 million in construction loans as of December 31, 2009 was primarily commercial construction projects.  Total non-performing assets related to commercial construction loans were $41.4 million at December 31, 2009, with $1.2 million, or 0.3% of total commercial construction projects, past due 30-89 days as of December 31, 2009.

Commercial real estate loan portfolio

The total term commercial real estate loan portfolio was $3.5 billion as of December 31, 2009.  Of this total, $2.4 billion are non-owner occupied and $1.1 billion are owner occupied.  Of the total portfolio, $18.6 million, or 0.53%, are past due 30-89 days as of December 31, 2009.  As shown in table 8 on page 24 of this release, 6% of the total commercial real estate portfolio matures in 2010, 4% in 2011, 13% in years 2012-2013, and 21% in years 2014-2015.  The remaining 56% of the portfolio matures in or after the year 2016.

The portfolio was conservatively underwritten at origination to a minimum debt service coverage ratio of 1.20, and as a result in many cases the loan-to-value was substantially less than our in-house maximum of 75%.  This underwriting serves to protect against the low capitalization rate environment of the past several years.

During the past 12 months, the Company has completed several rounds of stress testing on the commercial real estate portfolio, focusing on items such as capitalization rate, interest rate and vacancy factors.  The results of the stress testing showed no significant unidentified risks, unlike our experience in the residential development construction portfolio.  However, given the economic climate, we expect any potential issues that may arise in this portfolio will result from individual loans within distinct geographic areas and not represent a systemic weakness.  We are well positioned to manage the exposure and work with our customers until the economic climate improves.

Restructured loans

Restructured loans were $134 million as of December 31, 2009, down 26% from $182 million as of September 30, 2009.  The decrease during the fourth quarter resulted from reclassifications to non-accrual status of loans previously restructured based on projected performance.  The Company will consider a loan for restructuring only if it is current on payments.  The Company does not enter into restructurings on loans in non-performing status, and requires the customer to pledge additional collateral, maintain a minimum debt service coverage ratio of 1.0, and show substantial external sources of repayment prior to the Company agreeing to restructure.

Additional detail on credit quality, trends, the loan portfolio by segment and non-performing assets

Additional tables are included at the end of this earnings release covering the following aspects of the Company's loan portfolio: residential development loan trends by region, residential development loan stratification by size and by region, non-performing asset detail by type and by region, loans past due 30-89 days by type and by region, loans past due 30-89 days trends, restructured loans by type and by region, commercial real estate loan portfolio by type and by region, commercial real estate loan portfolio by type and by year of maturity, commercial real estate loan portfolio by type and by year of origination, commercial construction loan portfolio by type and by region, and commercial loan portfolio by type and by region.

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

Net interest margin

The Company reported a tax equivalent net interest margin of 4.06% for the fourth quarter of 2009, compared to 4.05% for the third quarter of 2009, and 4.02% for the fourth quarter of 2008.  The increase in net interest margin, net of interest reversals, resulted primarily from declining costs of interest bearing deposits, partially offset by the impact of holding higher levels of interest bearing cash.  Interest reversals on new non-accrual loans during the fourth quarter of 2009 were $1.4 million, negatively impacting the net interest margin by 7 basis points.  Excluding the reversals of interest, the net interest margin would have been 4.13% during the quarter.  The cost of interest bearing deposits was 15 basis points lower than the third quarter of 2009.

Mortgage banking revenue

The Company generated $4.1 million in total mortgage banking revenue during the fourth quarter of 2009, on closed loan volume of $172 million.  For the full year 2009, total closed loan volume was a record $757 million, an increase of 131% from $328 million for the full year 2008.  As of December 31, 2009, the Company serviced $1.3 billion of mortgage loans for others, and the related mortgage servicing right asset was valued at $12.6 million, or 0.99% of the total serviced portfolio.

Fair value of junior subordinated debentures

The Company recognized a loss from the change in fair value of junior subordinated debentures of $3.7 million during the fourth quarter of 2009.  The Company utilizes a pricing service along with internal models to determine the valuation of this liability.  The majority of the fair value difference over par value relates to the $61.8 million of junior subordinated debentures issued in the third quarter of 2007, which carry interest rate spreads of 135 and 275 basis points over the 3 month LIBOR.  As of December 31, 2009, the credit adjusted interest spread for potential new issuances was forecasted to be significantly higher.  The difference between spreads creates the gain in fair value of the Company’s junior subordinated debentures which results from their carrying amount compared to the estimated amount that would be paid to transfer the liability in an orderly transaction among market participants.  This fair value adjustment will reverse and be recognized as a reduction in non-interest income over the remaining period to maturity of the related instrument.  As of December 31, 2009, the total par value of junior subordinated debentures carried at fair value was $134.0 million, and the fair value was $86.0 million.

Non-interest expense

Total non-interest expense for the fourth quarter of 2009 was $72.5 million, compared to $68.3 million for the third quarter of 2009.  Included in non-interest expense are several categories which are outside of the control of the Company, including FDIC deposit insurance assessments, gain or loss on other real estate owned valuations, VISA litigation and infrequently occurring expenses such as merger costs and goodwill impairments.  Excluding the non-controllable or infrequently occurring items, the remaining non-interest expense items totaled $60.2 million for the fourth quarter of 2009, compared to $56.4 million for the third quarter of 2009.  This increase related mainly to increases in variable expense related to our mortgage operation (on increased volume), $0.8 million of accelerated intangible amortization, and growth initiatives underway.

Total FDIC deposit insurance assessments during the fourth quarter of 2009 were $3.2 million, and for the full year were $15.8 million.  The increase over the prior year resulted from an overall industry-wide increase in assessments as the FDIC is replenishing the deposit insurance fund.

Balance sheet

Total consolidated assets as of December 31, 2009 were $9.4 billion, compared to $9.2 billion on September 30, 2009 and $8.6 billion a year ago.  Total gross loans and leases, and deposits, were $6.0 billion and $7.4 billion, respectively, as of December 31, 2009, compared to $6.1 and $6.6 billion, respectively, as of December 31, 2008.

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

Total net loan fundings during the fourth quarter of 2009 were $447 million.  Of this amount, $162 million represents originations of mortgage loans held for sale and $285 million represents net loan advances on loans held for investment.  Net loan advances is calculated as gross advances on non-revolving notes plus net advances (gross advances less gross payments) on revolving notes.  Total loans held for investment decreased $72 million during the fourth quarter of 2009. This decrease is principally attributable to charge-offs of $66 million and transfers to other real estate owned of $17 million.

Total deposits increased $225 million, or 3%, over the third quarter of 2009.  For the full year 2009, total deposits increased $851 million, or 13%.  Average non-interest bearing demand deposits increased 5% over the third quarter of 2009, and increased 5% for the full year 2009 over 2008.

Due to poor/unattractive bond market conditions during the second half of 2009, the Company has been holding larger levels of interest bearing cash rather than investing into the bond portfolio.  At December 31, 2009, the Company had $491 million of interest bearing cash earning 0.25%, the target Federal Funds Rate.  This excess balance sheet liquidity has been increased as investment security alternatives in the current market are unattractive given the historically low interest rate environment.  The Company plans to hold this extra interest bearing cash position until the investment alternatives in the market improve from a return/duration standpoint.  Including secured off-balance sheet lines of credit, total available liquidity to the Company was $3 billion as of December 31, 2009, representing 32% of total assets and 39% of total deposits.

Capital

As of December 31, 2009, total shareholders’ equity was $1.6 billion, comprised of $204 million in preferred stock (par value of $214.2 million issued to the U.S. Treasury on November 14, 2008 and described below), and common equity available to common shareholders of $1.4 billion.  Book value per common share was $15.70, tangible book value per common share was $8.33 and the ratio of tangible common equity to tangible assets was 8.27%.

In August 2009, the Company completed an underwritten public offering of common stock raising $258.7 million by issuing 26,538,461 shares of the Company’s common stock, including 3,461,538 shares pursuant to the underwriters’ over-allotment option, at a price of $9.75 per share.  The net proceeds to the Company after deducting underwriting discounts and commissions and offering expenses were approximately $245.7 million.  The net proceeds from the offering qualify as tangible common equity and Tier 1 capital and will be used for general corporate purposes, which may include capital to support growth and acquisition opportunities and to position the Company for eventual redemption of preferred stock issued to the U.S. Treasury under the Capital Purchase Program.

The Company’s estimated total risk-based capital ratio as of December 31, 2009 is 17.07%, and has increased from 14.62% as of December 31, 2008.  Our total risk-based capital level is well in excess of the regulatory definition of “well capitalized” of 10.00%.  This capital ratio as of December 31, 2009 is an estimate pending completion and filing of the Company’s regulatory reports.

On November 14, 2008, in exchange for an aggregate purchase price of $214.2 million, Umpqua Holdings Corporation issued and sold to the United States Department of the Treasury (U.S. Treasury) pursuant to the TARP Capital Purchase Program the following: (i) 214,181 shares of the Company's newly designated Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share, with a liquidation preference of $1,000 per share ($214,181,000 liquidation preference in the aggregate) and (ii) a warrant to purchase up to 2,221,795 shares of the Company's common stock, no par value per share, at an exercise price of $14.46 per share, subject to certain anti-dilution and other adjustments. The warrant may be exercised for up to ten years after it was issued.

After completion of the underwritten public offering of common stock in August 2009, the number of shares of common stock underlying the warrant issued to the U.S. Treasury were reduced by 50%, and now total 1,110,898 at the same exercise price of $14.46 per share.

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

There were no repurchases of common stock during 2009.  The total remaining available common shares authorized for repurchase is approximately 1.5 million as of December 31, 2009.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Umpqua believes that certain non-GAAP financial measures provide investors with information useful in understanding Umpqua’s financial performance; however, readers of this report are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Umpqua incurs significant expenses related to the completion and integration of mergers. Additionally, we may recognize goodwill impairment losses that have no direct effect on the Company’s or the Bank’s cash balances, liquidity, or regulatory capital ratios. Accordingly, management believes that our operating results are best measured on a comparative basis excluding the impact of merger-related expenses, net of tax, and other charges related to business combinations such as goodwill impairment charges. We define operating earnings as earnings available to common shareholders before merger related expenses, net of tax, and goodwill impairment, and we calculate operating earnings per diluted share by dividing operating income by the same diluted share total used in determining diluted earnings per common share.

The following table provides the reconciliation of net (loss) earnings available to common shareholders (GAAP) to operating (loss) earnings (non-GAAP), and net (loss) earnings per diluted common share (GAAP) to operating (loss) earnings per diluted share (non-GAAP) for the periods presented:

	Quarter ended:			Sequential Quarter	Year over Year
(Dollars in thousands, except per share data)	12/31/09	9/30/09	12/31/08	% Change	% Change
Net (loss) earnings available to common shareholders	$(29,924)	$(10,376)	$2,205	188%	(1457)%
Add back: Merger expense, net of tax, and goodwill impairment	--	--	982	nm	nm
Operating (loss) earnings	$(29,924)	$(10,376)	$3,187	188%	(1039)%

Earnings (loss) per diluted share:
Net (loss) earnings available to common shareholders	$(0.34)	$(0.14)	$0.04	143%	(950)%
Operating (loss) earnings	$(0.34)	$(0.14)	$0.05	143%	(780)%

	Year ended:		Year over Year
	12/31/09	12/31/08	% Change
Net (loss) earnings available to common shareholders	$(166,262)	$49,270	(437)%
Add back: Merger expense, net of tax, and goodwill impairment	112,116	982	nm
Operating (loss) earnings	$(54,146)	$50,252	(208)%

Earnings (loss) per diluted share:
Net (loss) earnings available to common shareholders	$(2.36)	$0.82	(388)%
Operating (loss) earnings	$(0.77)	$0.83	(193)%

nm = not meaningful

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

Management believes "tangible common equity" and the "tangible common equity ratio" are meaningful measures of capital adequacy. Tangible common equity is calculated as total shareholders' equity less preferred stock and less goodwill and other intangible assets, net (excluding MSRs).  In addition, tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

Dollars in thousands, except per share data	12/31/09	9/30/09	12/31/08

Total shareholders' equity	$1,566,517	$1,606,150	$1,487,008
Subtract:
Preferred stock	204,335	203,779	202,178
Goodwill and other intangible assets, net	639,634	641,759	757,833
Tangible common shareholders' equity	$722,548	$760,612	$526,997

Total assets	$9,381,372	$9,204,346	$8,597,550
Subtract:
Goodwill and other intangible assets, net	639,634	641,759	757,833
Tangible assets	$8,741,738	$8,562,587	$7,839,717

Common shares outstanding at period end	86,785,588	86,780,559	60,146,400

Tangible common equity ratio	8.27%	8.88%	6.72%
Tangible book value per common share	$8.33	$8.76	$8.76

Subsequent event – FDIC assisted acquisition of EvergreenBank of Seattle, WA

On January 22, 2010, the Washington Department of Financial Institutions closed EvergreenBank, Seattle, Washington and appointed the Federal Deposit Insurance Corporation (FDIC) as receiver. That same date, Umpqua Bank assumed the banking operations of EvergreenBank from the FDIC under a whole bank purchase and assumption agreement with loss sharing.  In connection with the assumption, Umpqua Bank acquired assets totaling $420 million, including $370 million of loans, along with liabilities of $347 million, including $306 million of deposits.  These amounts represent gross book values from interim balances, and do not include fair value adjustments.  With this agreement, Umpqua Bank now operates seven additional store locations the greater Seattle, Washington market.  The agreement includes loss sharing between the FDIC and Umpqua Bank, which after fair value adjustments, significantly mitigates the risk of future loss on the loan portfolio acquired.  The acquisition is expected to be immediately accretive to operating earnings per share.

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 162 locations between San Francisco, Calif., and Seattle, Wash., along the Oregon and Northern California Coast and in Central Oregon. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Bank’s Private Bank Division serves high net worth individuals and non-profits providing customized financial solutions and offerings. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquaholdingscorp.com.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Thursday, January 28, 2010, at 10:00 a.m. PT (1:00 p.m. ET) during which the Company will discuss fourth quarter and 2009 year end results and provide an update on recent activities.  There will be a question-and-answer session following the presentation.  Shareholders, analysts and other interested parties are invited to join the call by dialing 800-784-9386 a few minutes before 10:00 a.m.  The conference ID is “49390663.”  Information to be discussed in the teleconference will be available on the Company’s Website prior to the call at www.umpquaholdingscorp.com.  A rebroadcast can be found approximately two hours after the conference call by dialing 800-642-1687 with the conference ID noted above, or by visiting the Company’s Website.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders.  These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC.  You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements.  In this press release we make forward-looking statements about our ability to return to normalized earnings, limitations on exposure in our commercial real estate loan portfolio, our ability to effectively identify and manage that exposure and our expectation that the acquisition of certain EvergreenBank assets and liabilities will be immediately accretive to operating earnings per share.   Specific risks that could cause results to differ from the forward-looking statements are set forth in our filings with the SEC and include, without limitation, unanticipated deterioration in the commercial real estate loan portfolio, and loss of, or inability to recruit, personnel to manage problem credits, unanticipated deterioration of the economy in our markets and unanticipated operating expenses, deposit runoff and/or loan losses relating to the EvergreenBank acquisition, that were not covered by fair value adjustments at the date of acquisition.

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended:
				Sequential	Year over
				Quarter	Year
Dollars in thousands, except per share data	Dec 31, 2009	Sep 30, 2009	Dec 31, 2008	% Change	% Change
Interest income
Loans and leases	$88,608	$89,474	$93,632	(1)%	(5)%
Interest and dividends on investments:
Taxable	16,570	15,365	11,253	8%	47%
Exempt from federal income tax	2,039	2,020	1,653	1%	23%
Dividends	--	22	36	(100)%	(100)%
Temporary investments & interest bearing cash	268	207	84	29%	219%
Total interest income	107,485	107,088	106,658	0%	1%
Interest expense
Deposits	20,190	22,132	28,252	(9)%	(29)%
Repurchase agreements and
fed funds purchased	153	163	262	(6)%	(42)%
Junior subordinated debentures	1,957	2,114	3,306	(7)%	(41)%
Term debt	641	917	1,794	(30)%	(64)%
Total interest expense	22,941	25,326	33,614	(9)%	(32)%
Net interest income	84,544	81,762	73,044	3%	16%
Provision for loan and lease losses	68,593	52,108	31,955	32%	115%
Non-interest income
Service charges	8,392	8,542	8,668	(2)%	(3)%
Brokerage fees	2,480	1,993	2,384	24%	4%
Mortgage banking revenue, net	4,071	4,288	(408)	(5)%	nm
Net (loss) gain on investment securities	(600)	158	(73)	(480)%	nm
Gain (loss) on junior subordinated debentures
carried at fair value	(3,691)	982	8,751	(476)%	(142)%
Other income	2,372	1,962	1,559	21%	52%
Total non-interest income	13,024	17,925	20,881	(27)%	(38)%
Non-interest expense
Salaries and benefits	32,153	31,583	29,557	2%	9%
Occupancy and equipment	10,407	9,937	9,442	5%	10%
Intangible amortization	2,122	1,319	1,438	61%	48%
FDIC assessments	3,180	3,321	1,368	(4)%	132%
Net loss on other real estate owned	9,094	8,641	2,658	5%	242%
VISA litigation	--	--	(2,085)	nm	(100)%
Goodwill impairment	--	--	982	nm	(100)%
Merger related expenses	--	--	--	--	--
Other	15,544	13,548	12,944	15%	20%
Total non-interest expense	72,500	68,349	56,304	6%	29%
(Loss) income before (benefit from) provision for income taxes	(43,525)	(20,770)	5,666	110%	(868)%
(Benefit from) provision for income taxes	(16,843)	(13,626)	1,836	24%	(1017)%
Net (loss) income	(26,682)	(7,144)	3,830	273%	(797)%

Dividends and undistributed earnings
allocated to participating securities	8	7	5	14%	60%
Preferred stock dividend - undeclared	3,234	3,225	1,620	0%	100%
Net (loss) earnings available to common shareholders	$(29,924)	$(10,376)	$2,205	188%	(1457)%

Weighted average shares outstanding	86,782,397	74,084,640	60,134,062	17%	44%
Weighted average diluted shares outstanding	86,782,397	74,084,640	60,491,507	17%	43%
(Loss) earnings per common share – Basic	$(0.34)	$(0.14)	$0.04	143%	(950)%
(Loss) earnings per common share – Diluted	$(0.34)	$(0.14)	$0.04	143%	(950)%
nm = not meaningful

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)
	Year Ended:
Dollars in thousands, except per share data	Dec 31, 2009	Dec 31, 2008	% Change
Interest income
Loans and leases	$355,195	$393,927	(10)%
Interest and dividends on investments:
Taxable	60,195	41,189	46%
Exempt from federal income tax	7,794	6,653	17%
Dividends	22	334	(93)%
Temporary investments & interest bearing cash	526	443	19%
Total interest income	423,732	442,546	(4)%
Interest expense
Deposits	88,742	129,370	(31)%
Repurchase agreements and
fed funds purchased	680	2,220	(69)%
Junior subordinated debentures	9,026	13,655	(34)%
Other borrowings	4,576	6,994	(35)%
Total interest expense	103,024	152,239	(32)%
Net interest income	320,708	290,307	10%
Provision for loan and lease losses	209,124	107,678	94%
Non-interest income
Service charges	32,957	34,775	(5)%
Brokerage fees	7,597	8,948	(15)%
Mortgage banking revenue, net	18,688	2,436	667%
Net gain (loss) on investment securities	(1,677)	1,349	(224)%
Gain on junior subordinated debentures
carried at fair value	6,482	38,903	(83)%
Proceeds from Visa
mandatory partial redemption	--	12,633	(100)%
Other income	9,469	8,074	17%
Total non-interest income	73,516	107,118	(31)%
Non-interest expense
Salaries and benefits	126,850	114,600	11%
Occupancy and equipment	39,673	37,047	7%
Intangible amortization	6,165	5,857	5%
FDIC assessments	15,825	5,182	205%
Net loss on other real estate owned	23,204	8,313	179%
Visa litigation	--	(5,183)	(100)%
Goodwill impairment	111,952	982	nm
Merger related expenses	273	--	nm
Other	55,461	49,772	11%
Total non-interest expense	379,403	216,570	75%
(Loss) income before (benefit from) provision for income taxes	(194,303)	73,177	(366)%
(Benefit from) provision for income taxes	(40,937)	22,133	(285)%
Net (loss) income	(153,366)	51,044	(400)%

Dividends and undistributed earnings
allocated to participating securities	30	154	(81)%
Preferred stock dividend - undeclared	12,866	1,620	694%
Net (loss) earnings available to common shareholders	$(166,262)	$49,270	(437)%

Weighted average shares outstanding	70,399,201	60,083,788	17%
Weighted average diluted shares outstanding	70,399,201	60,423,867	17%

(Loss) earnings per share – Basic	$(2.36)	$0.82	(388)%
(Loss) earnings per share – Diluted	$(2.36)	$0.82	(388)%
nm = not meaningful

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

Umpqua Holdings Corporation
Consolidated Balance Sheets
(Unaudited)
				Sequential	Year over
				Quarter	Year
Dollars in thousands, except per share data	Dec 31, 2009	Sep 30, 2009	Dec 31, 2008	% Change	% Change
Assets:
Cash and due from banks, non-interest bearing	$113,353	$108,768	$139,909	4%	(19)%
Cash and due from banks, interest bearing	491,462	261,642	8,155	88%	nm
Temporary investments	598	575	56,612	4%	(99)%
Investment securities:
Trading	2,273	1,912	1,987	19%	14%
Available for sale	1,795,616	1,848,482	1,238,712	(3)%	45%
Held to maturity	6,061	6,211	15,812	(2)%	(62)%
Loans held for sale	33,715	23,614	22,355	43%	51%
Loans and leases	5,999,267	6,071,042	6,131,374	(1)%	(2)%
Less: Allowance for loan and lease losses	(107,657)	(103,136)	(95,865)	4%	12%
Loans and leases, net	5,891,610	5,967,906	6,035,509	(1)%	(2)%
Restricted equity securities	15,211	15,211	16,491	0%	(8)%
Premises and equipment, net	103,266	101,883	104,694	1%	(1)%
Mortgage servicing rights, at fair value	12,625	11,552	8,205	9%	54%
Goodwill and other intangibles, net	639,634	641,759	757,833	0%	(16)%
Other real estate owned	24,566	26,705	27,898	(8)%	(12)%
Other assets	251,382	188,126	163,378	34%	54%
Total assets	$9,381,372	$9,204,346	$8,597,550	2%	9%

Liabilities:
Deposits	$7,440,434	$7,215,821	$6,588,935	3%	13%
Securities sold under agreements
to repurchase	45,180	50,031	47,588	(10)%	(5)%
Term debt	76,274	76,329	206,531	0%	(63)%
Junior subordinated debentures, at fair value	85,666	81,992	92,520	4%	(7)%
Junior subordinated debentures, at amortized cost	103,188	103,269	103,655	0%	0%
Other liabilities	64,113	70,754	71,313	(9)%	(10)%
Total liabilities	7,814,855	7,598,196	7,110,542	3%	10%

Shareholders' equity:
Preferred stock	204,335	203,779	202,178	0%	1%
Common stock	1,253,288	1,252,786	1,005,820	0%	25%
Retained earnings	83,939	118,204	264,938	(29)%	(68)%
Accumulated other comprehensive income	24,955	31,381	14,072	(20)%	77%
Total shareholders' equity	1,566,517	1,606,150	1,487,008	(2)%	5%
Total liabilities and shareholders' equity	$9,381,372	$9,204,346	$8,597,550	2%	9%

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

Common shares outstanding at period end	86,785,588	86,780,559	60,146,400	0%	44%
Book value per common share	$15.70	$16.16	$21.36	(3)%	(27)%
Tangible book value per common share	$8.33	$8.76	$8.76	(5)%	(5)%
Tangible equity - common	$722,548	$760,612	$526,997	(5)%	37%
Tangible common equity to tangible assets	8.27%	8.88%	6.72%
nm = not meaningful

Umpqua Holdings Corporation
Loan Portfolio
(Unaudited)
							Sequential	Year over
Dollars in thousands	Dec 31, 2009		Sep 30, 2009		Dec 31, 2008		Quarter	Year
Loans and leases by class:	Amount	Mix	Amount	Mix	Amount	Mix	% Change	% Change

Commercial real estate	$3,523,104	59%	$3,438,923	57%	$3,257,796	53%	2%	8%
Residential real estate	443,731	7%	441,613	7%	435,287	7%	0%	2%
Construction	618,974	10%	748,337	12%	909,532	15%	(17)%	(32)%
Total real estate	4,585,809	76%	4,628,873	76%	4,602,615	75%	(1)%	0%
Commercial	1,354,469	23%	1,381,549	22%	1,460,909	24%	(2)%	(7)%
Leases	34,528	1%	36,720	1%	40,155	1%	(6)%	(14)%
Installment and other	35,863	1%	34,833	1%	39,145	1%	3%	(8)%
Deferred loan fees, net	(11,402)	0%	(10,933)	0%	(11,450)	0%	4%	0%
Total loans and leases	$5,999,267	100%	$6,071,042	100%	$6,131,374	100%	(1)%	(2)%

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)
							Sequential	Year over
Dollars in thousands	Dec 31, 2009		Sep 30, 2009		Dec 31, 2008		Quarter	Year
	Amount	Mix	Amount	Mix	Amount	Mix	% Change	% Change
Demand, non interest-bearing	$1,398,332	19%	$1,337,280	19%	$1,254,079	19%	5%	12%
Demand, interest-bearing	3,388,696	46%	3,185,128	44%	2,810,935	43%	6%	21%
Savings	297,293	4%	294,482	4%	277,154	4%	1%	7%
Time	2,356,113	32%	2,398,931	33%	2,246,767	34%	(2)%	5%
Total Deposits	$7,440,434	100%	$7,215,821	100%	$6,588,935	100%	3%	13%

Total Core deposits-ending (1)	$5,837,024	78%	$5,608,058	78%	$5,277,728	80%	4%	11%

Number of open accounts:
Demand, non interest-bearing	157,199		156,659		147,395		0%	7%
Demand, interest-bearing	62,883		63,483		59,938		(1)%	5%
Savings	74,884		74,421		69,661		1%	7%
Time	34,249		35,495		33,023		(4)%	4%
Total	329,215		330,058		310,017		0%	6%

Average balance per account:
Demand, non interest-bearing	$8.9		$8.5		$8.5
Demand, interest-bearing	53.9		50.2		46.9
Savings	4.0		4.0		4.0
Time	68.8		67.6		68.0
Total	22.6		21.9		21.3
(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

Umpqua Holdings Corporation
Credit Quality
(Unaudited)
				Sequential	Year over
		Quarter Ended		Quarter	Year
Dollars in thousands	Dec 31, 2009	Sep 30, 2009	Dec 31, 2008	% Change	% Change

Allowance for credit losses:

Balance beginning of period	$103,136	$98,370	$93,982
Provision for loan and lease losses	68,593	52,108	31,955	32%	115%

Charge-offs	(65,502)	(48,443)	(31,222)	35%	110%
Less: Recoveries	1,430	1,101	1,150	30%	24%
Net charge-offs	(64,072)	(47,342)	(30,072)	35%	113%

Total Allowance for loan and lease losses	107,657	103,136	95,865	4%	12%

Reserve for unfunded commitments	731	841	983
Total Allowance for credit losses	$108,388	$103,977	$96,848	4%	12%

Net charge-offs to average
loans and leases (annualized)	4.19%	3.07%	1.94%
Recoveries to gross charge-offs	2.18%	2.27%	3.68%
Allowance for credit losses to
loans and leases	1.81%	1.71%	1.58%

Nonperforming assets:
Loans on non-accrual status	$193,118	$123,714	$127,914	56%	51%
Loans past due 90+ days & accruing interest	5,909	5,614	5,452	5%	8%
Total nonperforming loans	199,027	129,328	133,366	54%	49%
Other real estate owned	24,566	26,705	27,898	(8)%	(12)%
Total nonperforming assets	$223,593	$156,033	$161,264	43%	39%

Nonperforming loans to total loans and leases	3.32%	2.13%	2.18%
Nonperforming assets to total assets	2.38%	1.70%	1.88%

Past due 30-89 days	$41,458	$46,069	$59,138	(10)%	(30)%
Past due 30-89 days to total loans and leases	0.69%	0.76%	0.96%

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

Umpqua Holdings Corporation
Credit Quality (continued)
(Unaudited)
	Year Ended:
Dollars in thousands	Dec 31, 2009	Dec 31, 2008	% Change

Allowance for credit losses

Balance beginning of period	$95,865	$84,904
Provision for loan and lease losses	209,124	107,678	94%

Charge-offs	(200,867)	(101,052)	99%
Less: Recoveries	3,535	4,335	(18)%
Net charge-offs	(197,332)	(96,717)	104%

Total Allowance for loan and lease losses	107,657	95,865	12%

Reserve for unfunded commitments	731	983
Total Allowance for credit losses	$108,388	$96,848	12%

Net charge-offs to average
loans and leases (annualized)	3.23%	1.58%
Recoveries to gross charge-offs	1.76%	4.29%

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
				Sequential	Year over
	Quarter Ended:			Quarter	Year
	Dec 31, 2009	Sep 30, 2009	Dec 31, 2008	Change	Change
Net Interest Spread:
Yield on loans and leases	5.75%	5.77%	6.03%	(0.02)	(0.28)
Yield on taxable investments	4.03%	4.22%	4.88%	(0.19)	(0.85)
Yield on tax-exempt investments (1)	5.81%	5.86%	5.81%	(0.05)	0.00
Yield on temporary investments & interest bearing cash	0.28%	0.28%	0.82%	0.00	(0.54)
Total yield on earning assets (1)	5.15%	5.29%	5.85%	(0.14)	(0.70)

Cost of interest bearing deposits	1.35%	1.50%	2.15%	(0.15)	(0.80)
Cost of securities sold under agreements
to repurchase and fed funds purchased	1.09%	1.08%	1.36%	0.01	(0.27)
Cost of term debt	3.33%	3.68%	3.45%	(0.35)	(0.12)
Cost of junior subordinated debentures	4.19%	4.50%	6.42%	(0.31)	(2.23)
Total cost of interest bearing liabilities	1.45%	1.62%	2.34%	(0.17)	(0.89)

Net interest spread (1)	3.70%	3.67%	3.51%	0.03	0.19
Net interest margin – Consolidated (1)	4.06%	4.05%	4.02%	0.01	0.04

Net interest margin – Bank (1)	4.15%	4.15%	4.20%	0.00	(0.05)

As reported (GAAP):
Return on average assets	(1.27)%	(0.45)%	0.10%	(0.82)	(1.37)
Return on average tangible assets	(1.37)%	(0.49)%	0.11%	(0.88)	(1.48)
Return on average common equity	(8.41)%	(3.19)%	0.70%	(5.22)	(9.11)
Return on average tangible common equity	(15.39)%	(6.35)%	1.75%	(9.04)	(17.14)
Efficiency ratio – Consolidated	73.57%	67.91%	59.46%	5.66	14.11
Efficiency ratio – Bank	67.99%	65.21%	60.84%	2.78	7.15

Excluding merger expense & goodwill impairment:
Return on average assets	(1.27)%	(0.45)%	0.15%	(0.82)	(1.42)
Return on average tangible assets	(1.37)%	(0.49)%	0.17%	(0.88)	(1.54)
Return on average common equity	(8.41)%	(3.19)%	1.00%	(5.22)	(9.41)
Return on average tangible common equity	(15.39)%	(6.35)%	2.52%	(9.04)	(17.91)
Efficiency ratio – Consolidated	73.57%	67.91%	58.42%	5.66	15.15
Efficiency ratio – Bank	67.99%	65.21%	60.84%	2.78	7.15

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Year Ended:
	Dec 31, 2009	Dec 31, 2008	Change
Net Interest Spread:
Yield on loans and leases	5.78%	6.42%	(0.64)
Yield on taxable investments	4.34%	4.70%	(0.36)
Yield on tax-exempt investments (1)	5.80%	5.68%	0.12
Yield on temporary investments & interest bearing cash	0.27%	1.82%	(1.55)
Total yield on earning assets (1)	5.39%	6.18%	(0.79)

Cost of interest bearing deposits	1.56%	2.49%	(0.93)
Cost of securities sold under agreements
to repurchase and fed funds purchased	1.12%	2.23%	(1.11)
Cost of term debt	3.53%	3.60%	(0.07)
Cost of junior subordinated debentures	4.74%	6.03%	(1.29)
Total cost of interest bearing liabilities	1.70%	2.66%	(0.96)

Net interest spread (1)	3.69%	3.52%	0.17
Net interest margin – Consolidated (1)	4.09%	4.07%	0.02

Net interest margin – Bank (1)	4.20%	4.25%	(0.05)

As reported (GAAP):
Return on average assets	(1.85)%	0.59%	(2.44)
Return on average tangible assets	(2.01)%	0.65%	(2.66)
Return on average equity	(12.63)%	3.93%	(16.56)
Return on average tangible equity	(26.91)%	9.99%	(36.90)
Efficiency ratio – Consolidated	95.34%	54.08%	41.26
Efficiency ratio – Bank	93.77%	56.34%	37.43

Excluding merger expense & goodwill impairment:
Return on average assets	(0.60)%	0.60%	(1.20)
Return on average tangible assets	(0.65)%	0.66%	(1.31)
Return on average equity	(4.11)%	4.01%	(8.12)
Return on average tangible equity	(8.77)%	10.19%	(18.96)
Efficiency ratio – Consolidated	67.14%	53.84%	13.30
Efficiency ratio – Bank	65.08%	56.34%	8.74

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

Umpqua Holdings Corporation
Average Balances
(Unaudited)
				Sequential	Year over
	Quarter Ended:			Quarter	Year
Dollars in thousands	Dec 31, 2009	Sep 30, 2009	Dec 31, 2008	% Change	% Change

Temporary investments & interest bearing cash	$384,492	$291,214	$40,961	32%	839%
Investment securities, taxable	1,645,629	1,458,333	924,722	13%	78%
Investment securities, tax-exempt	207,984	203,676	167,127	2%	24%
Loans held for sale	43,662	39,915	14,900	9%	193%
Loans and leases	6,072,606	6,111,146	6,158,620	(1)%	(1)%
Total earning assets	8,354,373	8,104,284	7,306,330	3%	14%
Goodwill & other intangible assets, net	640,995	642,315	759,424	0%	(16)%
Total assets	9,332,737	9,100,407	8,425,353	3%	11%

Non interest bearing demand deposits	1,392,988	1,325,328	1,254,846	5%	11%
Interest bearing deposits	5,943,110	5,866,098	5,235,651	1%	14%
Total deposits	7,336,098	7,191,426	6,490,497	2%	13%
Interest bearing liabilities	6,260,408	6,211,237	5,723,779	1%	9%

Shareholders’ equity - common	1,412,324	1,291,218	1,262,566	9%	12%
Tangible common equity (1)	771,329	648,903	503,142	19%	53%

Umpqua Holdings Corporation
Average Balances
(Unaudited)
	Year Ended:
Dollars in thousands	Dec 31, 2009	Dec 31, 2008	% Change

Temporary investments & interest bearing cash	$193,486	$24,357	694%
Investment securities, taxable	1,386,960	883,987	57%
Investment securities, tax-exempt	198,641	170,277	17%
Loans held for sale	42,261	17,840	137%
Loans and leases	6,103,666	6,118,540	0%
Total earning assets	7,925,014	7,215,001	10%
Goodwill & other intangible assets, net	698,223	761,672	(8)%
Total assets	8,975,178	8,342,005	8%

Non interest bearing demand deposits	1,318,954	1,255,263	5%
Interest bearing deposits	5,691,785	5,204,313	9%
Total deposits	7,010,739	6,459,576	9%
Interest bearing liabilities	6,072,812	5,724,340	6%

Shareholders’ equity - common	1,315,953	1,254,730	5%
Tangible common equity (1)	617,730	493,058	25%

(1) Average tangible common equity is a non-GAAP financial measure.  Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs). Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

Umpqua Holdings Corporation
Mortgage Banking Activity
(unaudited)
				Sequential	Year over
	Quarter Ended:			Quarter	Year
Dollars in thousands	Dec 31, 2009	Sep 30, 2009	Dec 31, 2008	% Change	% Change

Mortgage Servicing Rights (MSR):
Mortgage loans serviced for others	$1,277,832	$1,205,528	$955,494	6%	34%
MSR Asset, at fair value	$12,625	$11,552	$8,205	9%	54%

MSR as % of serviced portfolio	0.99%	0.96%	0.86%

Mortgage Banking Revenue:
Origination and sale	$3,804	$4,294	$1,987	(11)%	91%
Servicing	805	796	633	1%	27%
Change in fair value of MSR asset	(538)	(802)	(3,028)	(33)%	(82)%
Total Mortgage Banking Revenue	$4,071	$4,288	$(408)	(5)%	nm

Closed loan volume	$172,303	$158,957	$70,430	8%	145%

	Year Ended:
Dollars in thousands	Dec 31, 2009	Dec 31, 2008	% Change

Mortgage Banking Revenue:
Origination and sale	$18,844	$6,940	172%
Servicing	2,993	2,472	21%
Change in fair value of MSR asset	(3,149)	(4,578)	(31)%
Change in fair value of MSR hedge	--	(2,398)	(100)%
Total Mortgage Banking Revenue	$18,688	$2,436	667%

Closed loan volume	$756,997	$328,327	131%

nm = not meaningful

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

Additional detail on credit quality, trends, the loan portfolio by segment and non-performing assets

The following tables present additional detail covering the following aspects of the Company's loan portfolio:

•         Table 1 - Residential development loan trends by region

•         Table 2 - Residential development loan stratification by size and by region

•         Table 3 - Non-performing asset detail by type and by region

•         Table 4 - Loans past due 30-89 days by type and by region

•         Table 5 - Loans past due 30-89 days trends

•         Table 6 - Restructured loans by type and by region

•         Table 7 - Commercial real estate loan portfolio by type and by region

•         Table 8 - Commercial real estate loan portfolio by type and by year of maturity

•         Table 9 - Commercial real estate loan portfolio by type and by year of origination

•         Table 10 - Commercial construction loan portfolio by type and by region

•         Table 11 - Commercial loan portfolio by type and by region

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

The following is a geographic distribution of the residential development portfolio as of December 31, 2009, September 30, 2009 and December 31, 2008:

Table 1- Residential development loan trends by region
(Dollars in thousands)					Non-
				% change	performing	Performing
	Balance	Balance	Balance	from	loans	loans
	12/31/08	9/30/09	12/31/09	12/31/08	12/31/09	12/31/09
Northwest Oregon	$134,506	$93,745	$88,762	(34)%	$4,090	$84,672
Central Oregon	31,186	13,753	9,059	(71)%	2,729	6,330
Southern Oregon	33,850	21,852	19,006	(44)%	4,950	14,056
Washington	27,531	17,690	8,616	(69)%	0	8,616
Greater Sacramento	109,181	80,107	74,993	(31)%	23,391	51,602
Northern California	47,905	31,336	25,373	(47)%	10,324	15,049
Total	$384,159	$258,483	$225,809	(41)%	$45,484	$180,325
% of total loan portfolio	6%	4%	4%			3%

Quarter change $	$(71,158)	$(42,807)	$(32,674)
Quarter change %	(16)%	(14)%	(13)%

The following is a stratification by size and region of the remaining residential development loans still on accrual status (excludes non-performing loans) as of December 31, 2009:

Table 2 - Residential development loan stratification by size and by region
(Dollars in thousands)
		$250k	$1 million	$3 million	$5 million
	$250k	to	to	to	to	$10 million
	and less	$1 million	$3 million	$5 million	$10 million	and greater	Total
Northwest Oregon	$4,674	$8,770	$22,307	$17,480	$16,635	$14,806	$84,672
Central Oregon	514	2,115	3,701	--	--	--	6,330
Southern Oregon	1,209	7,330	5,517	--	--	--	14,056
Washington	--	632	4,792	3,192	--	--	8,616
Greater Sacramento	3,605	6,487	4,628	4,867	11,455	20,560	51,602
Northern California	1,640	3,792	9,617	--	--	--	15,049
Total	$11,642	$29,126	$50,562	$25,539	$28,090	$35,366	$180,325
% of Total	6%	16%	28%	14%	16%	20%	100%

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

The following is a distribution of non-performing assets by type and by region as of December 31, 2009:

Table 3 - Non-performing asset detail by type and by region
(Dollars in thousands)
	Northwest	Central	Southern		Greater	Northern
	Oregon	Oregon	Oregon	Washington	Sacramento	California	Total
Loans 90 days past due:
Residential development	$--	$--	$--	$--	$--	$--	$--
Commercial construction	--	--	--	--	--	--	--
Commercial real estate	--	--	--	247	--	--	247
Commercial	--	--	--	1,000	266	--	1,266
Other	4,222	--	--	--	174	--	4,396
Total 90 days past due	$4,222	$--	$--	$1,247	$440	$--	$5,909

Non-accrual loans:
Residential development	$4,090	$2,729	$4,950	$--	$23,391	$10,324	$45,484
Commercial construction	10,061	987	--	2,700	18,602	4,308	36,658
Commercial real estate	16,101	4,043	5,029	1,566	20,821	14,819	62,379
Commercial	31,329	3,591	481	9,963	328	2,905	48,597
Other	--	--	--	--	--	--	--
Total non-accrual loans	$61,581	$11,350	$10,460	$14,229	$63,142	$32,356	$193,118

Total non-performing loans	$65,803	$11,350	$10,460	$15,476	$63,582	$32,356	$199,027

Other real estate owned:
Residential development	$2,772	$4,643	$1,064	$4,885	$1,987	$144	$15,495
Commercial construction	359	392	--	426	3,595	--	4,772
Commercial real estate	430	--	514	--	--	--	944
Commercial	303	982	--	--	--	151	1,436
Other	1,919	--	--	--	--	--	1,919
Total OREO	$5,783	$6,017	$1,578	$5,311	$5,582	$295	$24,566

Total non-performing assets	$71,586	$17,367	$12,038	$20,787	$69,164	$32,651	$223,593
% of total	32%	8%	5%	9%	31%	15%	100%

The Company has aggressively charged-down impaired assets to their disposition values.  As of December 31, 2009, the non-performing assets of $223.6 million have been written down by 41%, or $154.8 million, from their original balance of $378.4 million.

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

The following is a distribution of loans past due 30-89 days by loan type by region as of December 31, 2009:

Table 4 - Loans past due 30-89 days by type and by region
(Dollars in thousands)
	Northwest	Central	Southern		Greater	Northern
	Oregon	Oregon	Oregon	Washington	Sacramento	California	Total
Loans 30-89 days past due:
Residential development	$7,500	$1,041	$--	$--	$283	$126	$8,950
Commercial construction	442	--	--	683	--	110	1,235
Commercial real estate	4,160	695	287	3,819	2,629	7,055	18,645
Commercial	1,553	529	--	--	772	5,531	8,385
Other	3,171	--	--	--	1,072	--	4,243
Total 30-89 days past due	$16,826	$2,265	$287	$4,502	$4,756	$12,822	$41,458

Table 5 - Loans past due 30-89 days trends
(Dollars in thousands)				Sequential	Year
				Quarter	Over Year
	12/31/09	9/30/09	12/31/08	% Change	% Change
Loans 30-89 days past due:
Residential development	$8,950	$8,766	$29,472	2%	(70)%
Commercial construction	1,235	9,361	629	(87)%	96%
Commercial real estate	18,645	14,405	16,882	29%	10%
Commercial	8,385	10,294	8,296	(19)%	1%
Other	4,243	3,243	3,859	31%	10%
Total 30-89 days past due	$41,458	$46,069	$59,138	(10)%	30%

The following is a distribution of restructured loans by loan type by region as of December 31, 2009:

Table 6 - Restructured loans by type and by region
(Dollars in thousands)
	Northwest	Central	Southern		Greater	Northern
	Oregon	Oregon	Oregon	Washington	Sacramento	California	Total
Restructured loans, accrual basis:
Residential development	$26,994	$--	$306	$7,985	$33,103	$--	$68,388
Commercial construction	--	--	--	--	--	--	--
Commercial real estate	18,349	--	5,790	--	9,742	7,866	41,747
Commercial	715	--	--	--	279	18,628	19,622
Other	4,634	--	--	--	48	--	4,682
Total restructured loans	$50,692	$--	$6,096	$7,985	$43,172	$26,494	$134,439

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

The following is a distribution of the term commercial real estate portfolio by type and by region as of December 31, 2009:

Table 7 - Commercial real estate loan portfolio by type and by region
(Dollars in thousands)
	Northwest	Central	Southern		Greater	Northern		% of total
	Oregon	Oregon	Oregon	Washington	Sacramento	California	Total	Portfolio
Non-owner occupied:
Commercial building	$110,805	$4,367	$37,924	$15,820	$106,502	$101,516	$376,934	11%
Medical office	80,514	1,104	15,711	4,210	16,473	13,562	131,574	4%
Professional office	176,920	8,649	54,413	26,213	106,395	65,559	438,149	12%
Storage	20,747	352	18,698	--	17,477	39,876	97,150	3%
Multifamily 5+	60,579	249	10,251	1,428	5,630	20,173	98,310	3%
Resort	2,064	--	5,081	--	--	--	7,145	0%
Retail	223,272	3,528	33,101	11,178	165,667	73,723	510,469	15%
Residential	32,030	352	13,002	6,056	10,219	18,677	80,336	2%
Farmland & agriculture	5,976	223	638	--	204	29,000	36,041	1%
Apartments	61,395	--	9,925	--	11,330	22,601	105,251	3%
Assisted living	106,607	--	67,486	--	2,933	8,725	185,751	5%
Hotel/motel	50,782	--	1,023	11,112	18,066	18,653	99,636	3%
Industrial	29,656	3,584	7,751	--	36,983	23,565	101,539	3%
RV park	31,158	675	15,490	--	821	5,963	54,107	2%
Warehouse	11,416	--	237	--	1,198	1,717	14,568	0%
Other	31,851	1,055	3,668	3,522	3,746	5,599	49,441	1%
Total non-owner occupied	$1,035,772	$24,138	$294,399	$79,539	$503,644	$448,909	$2,386,401	68%

Owner occupied:
Commercial building	$163,314	$2,639	$31,417	$12,388	$61,729	$108,766	$380,253	11%
Medical office	64,699	3,319	17,553	2,218	1,646	25,977	115,412	3%
Professional office	49,118	2,830	12,479	3,324	21,489	17,174	106,414	3%
Storage	15,061	149	--	663	148	5,087	21,108	1%
Multifamily 5+	869	--	60	--	158	--	1,087	0%
Resort	5,736	--	--	--	3,131	1,067	9,934	0%
Retail	59,651	2,939	12,402	4,055	31,954	57,872	168,873	5%
Residential	6,974	--	2,632	--	1,401	2,814	13,821	0%
Farmland & agriculture	10,906	--	822	--	--	44,904	56,632	2%
Apartments	202	--	741	--	51	--	994	0%
Assisted living	27,656	--	146	--	6,964	15,619	50,385	1%
Hotel/motel	12,226	--	192	716	--	24,330	37,464	1%
Industrial	53,607	1,409	13,958	1,562	9,480	39,030	119,046	3%
RV park	144	--	2,544	--	161	1,239	4,088	0%
Warehouse	10,885	--	410	--	1,145	6,921	19,361	1%
Other	28,417	1,513	--	--	276	1,625	31,831	1%
Total owner occupied	$509,465	$14,798	$95,356	$24,926	$139,733	$352,425	$1,136,703	32%

Total commercial real estate	$1,545,237	$38,936	$389,755	$104,465	$643,377	$801,334	$3,523,104	100%
% of total	44%	1%	11%	3%	18%	23%	100%

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

The following is a distribution of the term commercial real estate portfolio by type and by year of maturity as of December 31, 2009:

Table 8 - Commercial real estate loan portfolio by type and by year of maturity
(Dollars in thousands)
			2012-	2014-	2016-	2021 &
	2010	2011	2013	2015	2020	Later	Total
Non-owner occupied:
Commercial building	$17,630	$19,250	$61,651	$59,837	$202,742	$15,824	$376,934
Medical office	1,280	955	5,181	34,265	79,066	10,827	131,574
Professional office	32,221	7,338	89,564	101,780	194,867	12,379	438,149
Storage	1,317	2,125	14,182	21,593	54,559	3,374	97,150
Multifamily 5+	4,100	2,144	11,275	22,792	53,327	4,672	98,310
Resort	--	--	692	871	1,193	4,389	7,145
Retail	28,368	21,276	65,163	158,049	232,364	5,249	510,469
Residential	23,840	10,661	8,952	10,548	21,662	4,673	80,336
Farmland & agriculture	10,171	349	2,948	4,843	15,159	2,571	36,041
Apartments	6,033	1,683	5,789	15,872	73,174	2,700	105,251
Assisted living	22,847	24,084	20,919	33,489	82,137	2,275	185,751
Hotel/motel	4,830	6,034	18,065	35,732	30,271	4,704	99,636
Industrial	2,780	3,856	16,434	24,948	47,290	6,231	101,539
RV park	1,308	846	6,712	14,685	28,894	1,662	54,107
Warehouse	420	125	6,862	2,795	4,366	--	14,568
Other	16,114	4,463	9,158	6,942	9,098	3,666	49,441
Total non-owner occupied	$173,259	$105,189	$343,547	$549,041	$1,130,169	$85,196	$2,386,401

Owner occupied:
Commercial building	$12,932	$4,284	$35,356	$56,324	$224,348	$47,009	$380,253
Medical office	--	78	6,873	10,821	74,471	23,169	115,412
Professional office	2,908	1,000	18,857	24,581	52,664	6,404	106,414
Storage	1,480	149	2,621	1,370	14,794	694	21,108
Multifamily 5+	25	--	638	244	180	--	1,087
Resort	--	--	108	3,955	5,871	--	9,934
Retail	1,545	5,078	19,517	32,809	99,310	10,614	168,873
Residential	2,407	230	2,681	3,169	3,655	1,679	13,821
Farmland & agriculture	1,128	3,677	2,585	11,961	34,678	2,603	56,632
Apartments	--	--	--	51	943	--	994
Assisted living	175	--	4,932	18,576	24,500	2,202	50,385
Hotel/motel	1,744	9	8,657	6,846	11,038	9,170	37,464
Industrial	3,520	3,788	16,441	23,826	52,617	18,854	119,046
RV park	165	--	777	571	2,414	161	4,088
Warehouse	1,149	338	1,618	9,128	7,024	104	19,361
Other	1,768	715	169	762	3,238	25,179	31,831
Total owner occupied	$30,946	$19,346	$121,830	$204,994	$611,745	$147,842	$1,136,703

Total commercial real estate	$204,205	$124,535	$465,377	$754,035	$1,741,914	$233,038	$3,523,104
% of total	6%	4%	13%	21%	49%	7%	100%

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

The following is a distribution of the term commercial real estate portfolio by type and by year of origination as of December 31, 2009:

Table 9 - Commercial real estate loan portfolio by type and by year of origination
(Dollars in thousands)
	Prior to	2000-	2005-	2007-
	2000	2004	2006	2008	2009	Total
Non-owner occupied:
Commercial building	$14,211	$90,648	$63,746	$144,016	$64,313	$376,934
Medical office	627	48,475	17,947	47,143	17,382	131,574
Professional office	13,804	168,057	140,227	83,757	32,304	438,149
Storage	1,940	49,505	26,866	18,487	352	97,150
Multifamily 5+	3,709	27,098	19,122	42,829	5,552	98,310
Resort	737	5,715	--	693	--	7,145
Retail	10,439	178,260	158,973	148,617	14,180	510,469
Residential	1,328	10,029	27,581	27,379	14,019	80,336
Farmland & agriculture	856	8,217	12,328	6,899	7,741	36,041
Apartments	838	25,494	23,169	23,176	32,574	105,251
Assisted living	7,356	55,791	92,412	16,164	14,028	185,751
Hotel/motel	12,537	43,180	20,097	22,990	832	99,636
Industrial	3,298	42,813	40,341	14,450	637	101,539
RV park	3,127	17,656	16,553	11,071	5,700	54,107
Warehouse	1,131	8,989	3,828	620	--	14,568
Other	659	10,332	14,962	20,764	2,724	49,441
Total non-owner occupied	$76,597	$790,259	$678,152	$629,055	$212,338	$2,386,401

Owner occupied:
Commercial building	$10,711	$82,631	$91,642	$124,725	$70,544	$380,253
Medical office	2,284	22,428	13,099	27,246	50,355	115,412
Professional office	4,184	34,752	28,700	33,004	5,774	106,414
Storage	547	5,312	5,437	9,164	648	21,108
Multifamily 5+	179	908	--	--	--	1,087
Resort	415	6,412	139	--	2,968	9,934
Retail	6,024	39,775	61,738	56,705	4,631	168,873
Residential	128	5,226	4,331	2,336	1,800	13,821
Farmland & agriculture	1,499	10,066	15,010	19,343	10,714	56,632
Apartments	51	--	--	943	--	994
Assisted living	4,975	7,831	21,212	14,200	2,167	50,385
Hotel/motel	3,927	15,956	5,765	1,592	10,224	37,464
Industrial	2,929	46,104	36,049	13,852	20,112	119,046
RV park	877	1,074	--	1,993	144	4,088
Warehouse	114	9,410	2,666	2,409	4,762	19,361
Other	--	1,877	21,260	7,911	783	31,831
Total owner occupied	$38,844	$289,762	$307,048	$315,423	$185,626	$1,136,703

Total commercial real estate	$115,441	$1,080,021	$985,200	$944,478	$397,964	$3,523,104
% of total	3%	31%	28%	27%	11%	100%

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

The following is a distribution of the commercial construction portfolio by type and by region as of December 31, 2009:

Table 10 - Commercial construction loan portfolio by type and by region
(Dollars in thousands)
	Northwest	Central	Southern		Greater	Northern		% of total
	Oregon	Oregon	Oregon	Washington	Sacramento	California	Total	Portfolio
Non-owner occupied:
Commercial building	$19,726	$--	$3,023	$9,434	$31,565	$2,250	$65,998	18%
Medical office	15,429	--	264	--	--	400	16,093	4%
Professional office	16,472	--	--	--	15,180	3,500	35,152	10%
Storage	6,100	--	--	--	1,711	3,094	10,905	3%
Multifamily 5+	1,339	--	--	--	6,184	--	7,523	2%
Retail	15,801	--	--	--	6,456	1,212	23,469	6%
Residential	29,314	1,778	5,128	4,630	39,188	11,167	91,205	25%
Apartments	13,621	--	--	--	--	--	13,621	4%
Assisted living	16,196	--	--	--	209	--	16,405	5%
Hotel/motel	--	--	--	--	--	4,070	4,070	1%
Industrial	--	--	--	--	1,515	18	1,533	0%
Other	249	--	--	--	--	3,000	3,249	1%
Total non-owner occupied	$134,247	$1,778	$8,415	$14,064	$102,008	$28,711	$289,223	79%

Owner occupied:
Commercial building	$14,342	$--	$171	$--	$10,421	$10,498	$35,432	10%
Medical office	14,472	--	403	--	3,511	463	18,849	5%
Professional office	--	--	--	--	--	--	--	0%
Storage	995	--	--	--	--	--	995	0%
Multifamily 5+	--	--	--	--	--	--	--	0%
Retail	--	--	--	--	--	4,041	4,041	1%
Residential	4,981	--	--	--	3,675	619	9,275	3%
Apartments	860	--	--	--	--	--	860	0%
Assisted living	7,472	--	--	--	--	--	7,472	2%
Hotel/motel	--	--	--	--	--	--	--	0%
Industrial	415	--	118	--	--	--	533	0%
Other	--	--	--	--	--	--	--	0%
Total owner occupied	$43,537	$--	$692	$--	$17,607	$15,621	$77,457	21%

Total commercial construction	$177,784	$1,778	$9,107	$14,064	$119,615	$44,332	$366,680	100%
% of total	48%	1%	2%	4%	33%	12%	100%

Umpqua Holdings Corporation Announces Fourth Quarter 2009 Results

January 28, 2010

The following is a distribution of the commercial loan portfolio by type and by region as of December 31, 2009:

Table 11 - Commercial loan portfolio by type and by region
(Dollars in thousands)
	Northwest	Central	Southern		Greater	Northern		% of total
	Oregon	Oregon	Oregon	Washington	Sacramento	California	Total	Portfolio

Commercial line of credit	$171,342	$3,050	$30,394	$28,005	$151,609	$80,017	$464,417	34%
Asset based line of credit	82,518	160	580	6,501	3,918	53,697	147,374	11%
Term loan	168,579	4,138	28,647	8,970	42,804	126,295	379,433	28%
Agriculture	29,696	--	786	--	287	53,461	84,230	6%
Municipal	15,680	--	20,778	--	73,640	9,798	119,896	9%
Government guaranteed	--	--	--	--	--	60,936	60,936	5%
Small business	45,560	--	--	4,097	48,526	--	98,183	7%
Total commercial loans	$513,375	$7,348	$81,185	$47,573	$320,784	$384,204	$1,354,469	100%
% of total	38%	1%	6%	3%	24%	28%	100%

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